Product supplement no. MS-10-A-I To prospectus dated November 21, 2008 and prospectus supplement dated November 21, 2008	Registration Statement No. 333-155535 Dated December 23, 2010 Rule 424(b)(2)

Outperformance Jump Securities Based on the Performance of One Exchange-Traded Fund Relative to another Exchange-Traded Fund

General

  JPMorgan Chase & Co. may offer and sell outperformance jump securities, which we refer to as the securities, from time to time that are linked to the performance of the shares of one exchange-traded fund (the “Long Shares”) relative to the performance of the shares of another exchange-traded fund (the “Short Shares” and, together with the Long Shares, the “ETF Shares”). This product supplement no. MS-10-A-I describes terms that will apply generally to the securities, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, preliminary terms document, pricing sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets, preliminary terms documents, pricing sheets and pricing supplements generally as terms supplements. A separate fund supplement or the relevant terms supplement will describe any exchange-traded fund not described in this product supplement and to which the securities are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related fund supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The securities are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.
  Payment is linked to the performance of the Long Shares relative to the Short Shares as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-68.
  Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement
  Investing in the securities is not equivalent to investing in the ETF Shares, the Underlying Indices or any of the securities underlying the ETF Shares or included in the Underlying Indices.
  The securities will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms
Long Shares:	Shares of an exchange-traded fund as specified in the relevant terms supplement
Short Shares:	Shares of an exchange-traded fund as specified in the relevant terms supplement
ETF Shares:	The Long Shares and the Short Shares (each, an “ETF Share”)
Underlying Indices:	The indices, the performance of which the ETF Shares seek to track, as specified in the relevant terms supplement (each, an “Underlying Index” and, collectively, the “Underlying Indices”)
Stated Principal Amount:	$10, unless otherwise specified in the relevant terms supplement
Payment at Maturity (Securities without a Buffer):	Unless otherwise specified in the relevant terms supplement, for securities without a buffer, the amount you will receive at maturity is based on the performance of the Long Shares relative to the Short Shares as described below.
If the long return is greater than the short return, you will receive at maturity a cash payment per $10 stated principal amount security equal to:
stated principal amount + upside payment
If the long return is equal to or less than the short return, you will lose 1% of the stated principal amount per $10 stated principal amount security for every 1% that the long return is less than the short return. Under these circumstances, your payment at maturity per $10 stated principal amount security will be calculated as follows:
stated principal amount × (1 + outperformance return)
Because the outperformance return will be zero or negative, this payment will be less than or equal to the stated principal amount, but will not be less than zero.
For securities without a buffer, you will lose some or all of your investment at maturity if the long return is less than the short return.

(continued on next page)

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement no. MS-10-A-I, the accompanying prospectus supplement and prospectus, or any related fund supplement or terms supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

December 23, 2010

Key Terms (continued)
Payment at Maturity (Securities with a Buffer):	Unless otherwise specified in the relevant terms supplement, for securities with a buffer, which we refer to as “buffered outperformance jump securities,” the amount you will receive at maturity is based on the performance of the Long Shares relative to the performance of the Short Shares, the buffer amount and any applicable minimum payment at maturity as described below.
If the long return is greater than the short return, you will receive at maturity a cash payment per $10 stated principal amount security equal to:
stated principal amount + upside payment
If the long return is equal to or less than the short return by a percentage that is equal to or less than the buffer amount, your payment at maturity per $10 stated principal amount security will be equal to the stated principal amount.
If the long return is less than the short return by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.
If there is a minimum payment at maturity, your payment at maturity per $10 stated principal amount security will be calculated as follows:
[stated principal amount × (1 + outperformance return)] + minimum payment at maturity
This payment at maturity per $10 stated principal amount security will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.
For buffered outperformance jump securities with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the long return is less than the short return by more than the buffer amount.
If there is no minimum payment at maturity, for every 1% that the long return is less than the short return by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per $10 stated principal amount security multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per $10 stated principal amount security will be calculated as follows:
stated principal amount + [stated principal amount × (outperformance return + buffer amount) × downside factor]
In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the outperformance return and the buffer amount will be less than zero, the payment at maturity per $10 stated principal amount security will be less than the stated principal amount and may be equal to, but not less than, zero.
For buffered outperformance jump securities without a minimum payment at maturity, you will lose some or all of your investment at maturity if the long return is less than the short return by more than the buffer amount.
Upside Payment:	A fixed dollar amount as specified in the relevant terms supplement
Outperformance Return:	Unless otherwise specified in the relevant terms supplement: long return – short return provided that the outperformance return will not be less than -100%.
If used to calculate your payment at maturity, the outperformance return will be zero or negative, but will not be less than -100%.
Long Return:	Unless otherwise specified in the relevant terms supplement, the share return of the Long Shares
Short Return:	Unless otherwise specified in the relevant terms supplement, the share return of the Short Shares
Share Return:	Unless otherwise specified in the relevant terms supplement, with respect to each ETF Share:
final share price – initial share price (or strike value, if applicable) initial share price (or strike value, if applicable)
Initial Share Price:	Unless otherwise specified in the relevant terms supplement, with respect to each ETF Share, the closing price of one such ETF Share on the pricing date or such other date as specified in the relevant terms supplement, divided by the applicable adjustment factor, or the arithmetic average of the closing prices of one such ETF Share on each of the initial averaging dates, each divided by the applicable adjustment factor, if so specified in the relevant terms supplement. The closing price of one ETF Share on an initial averaging date, if applicable, used to determine the initial share price may be subject to adjustment. See “Description of Securities — Payment at Maturity” and “General Terms of Securities — Anti-Dilution Adjustments.”
Final Share Price:	Unless otherwise specified in the relevant terms supplement, with respect to each ETF Share, the closing price of one such ETF Share on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one such ETF Share on each of the ending averaging dates, if so specified in the relevant terms supplement. The closing price of one ETF Share on an ending averaging date used to determine the final share price may be subject to adjustment. See “Description of Securities — Payment at Maturity” and “General Terms of Securities — Anti-Dilution Adjustments.”

Key Terms (continued)
Strike Value:	With respect to an ETF Share, the relevant terms supplement may specify a price for one such ETF Share, other than the initial share price, which we refer to as the “strike value,” to be used to make all calculations or determinations that would otherwise be made using the initial share price including, but not limited to, calculating the share return with respect to such ETF Share. The strike value, if applicable, for any ETF Share will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of one such ETF Share as of a specified date, or (b) a fixed amount determined without regard to the closing price of one such ETF Share as of a particular date, in each case divided by the adjustment factor. For example, the relevant terms supplement may specify that the strike value for an ETF Share will be 95% of the closing price of one such ETF Share on the pricing date, divided by the applicable adjustment factor. The strike value is subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of Securities — Anti-Dilution Adjustments.”
Adjustment Factor:	Unless otherwise specified in the relevant terms supplement, with respect to each ETF Share, set initially to equal 1.0, subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of Securities — Anti-Dilution Adjustments.”
Share Valuation Date(s):	The final share price will be calculated on a single date, which we refer to as the valuation date, or on several dates, each of which we refer to as an ending averaging date, as specified in the relevant terms supplement. We refer to such dates generally as share valuation dates in this product supplement. Any share valuation date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Payment at Maturity.”
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any initial averaging date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Payment at Maturity.”
Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per securities
Pricing Date:	As specified in the relevant terms supplement
Original Issue Date:	As specified in the relevant terms supplement
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Payment at Maturity.”
Other Terms:	In each case if applicable, the buffer amount and the downside factor will be specified in the relevant terms supplement.

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the terms supplement relevant to your investment, any related fund supplement, this product supplement no. MS-10-A-I and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant terms supplement, any related fund supplement and this product supplement no. MS-10-A-I, and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. MS-10-A-I, together with the relevant terms supplement, any related fund supplement and the accompanying prospectus and prospectus supplement, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting”). The information in the relevant terms supplement, any related fund supplement, this product supplement no. MS-10-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The securities described in the relevant terms supplement and this product supplement no. MS-10-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant terms supplement, any related fund supplement, this product supplement no. MS-10-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. MS-10-A-I, any related fund supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF SECURITIES

     The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Securities” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. A separate fund supplement or the relevant terms supplement will describe any exchange-traded fund not described in this product supplement and to which the securities are linked. Capitalized terms used but not defined in this product supplement no. MS-10-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related fund supplement. The term “security” refers to each $10 stated principal amount of our Outperformance Jump Securities Based on the Performance of One Exchange-Traded Fund Relative to another Exchange-Traded Fund.

General

     The securities are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the performance of the shares of one exchange-traded fund (the “Long Shares”) relative to the performance of the shares of another exchange-traded fund (the “Short Shares” and, together with the Long Shares, the “ETF Shares”) as specified in the relevant terms supplement. We refer to the indices, the performance of which the ETF Shares seek to track, as the “Underlying Indices.” The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement, as well as any related fund supplement. The securities will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The securities do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Long Shares relative to the Short Shares, calculated in accordance with the formula set forth below and whether the securities have a strike value, a buffer and/or a minimum payment at maturity. The securities do not guarantee any return of your investment at maturity. Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

     The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The stated principal amount and issue price of each note is $10, unless otherwise specified in the relevant terms supplement. The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Securities — Forms of Securities” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the securities will be described in the relevant terms supplement accompanying this product supplement no. MS-10-A-I and any related fund supplement. The terms described in that document supplement those described herein and in any related fund supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related fund supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the securities will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final share valuation date is postponed as described below. We will also specify whether or not the securities have a buffer and, if applicable, a minimum payment at maturity and the amount of any such buffer.

     Securities without a Buffer

     Unless otherwise specified in the relevant terms supplement, for securities without a buffer, the amount you will receive at maturity is based on the performance of the Long Shares relative to the performance of the Short Shares as described below.

  If the long return is greater than the short return, you will receive at maturity a cash payment per $10 stated principal amount security equal to:

stated principal amount + upside payment

  If the long return is less than or equal to the short return, you will lose 1% of the stated principal amount per $10 stated principal amount security for every 1% that the long return is less than the short return. Under these circumstances, your payment at maturity per $10 stated principal amount security will be calculated as follows:

stated principal amount × (1 + outperformance return)

     Because the outperformance return will be zero or negative, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

     For securities without a buffer, you will lose some or all of your investment at maturity if the long return is less than the short return.

     Securities with a Buffer

     Unless otherwise specified in the relevant terms supplement, for securities with a buffer, which we refer to as “buffered outperformance jump securities,” the amount you will receive at maturity is based on the performance of the Long Shares relative to the Short Shares, the buffer amount and any applicable minimum payment at maturity, as described below.

  If the long return is greater than the short return, you will receive at maturity a cash payment per $10 stated principal amount security equal to:

stated principal amount + upside payment

  If the long return is equal to or less than the short return by a percentage that is equal to or less than the buffer amount, your payment at maturity per $10 stated principal amount security will be equal to the stated principal amount.

  If the long return is less than the short return by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

    If there is a minimum payment at maturity, your payment at maturity per $10 stated principal amount security will be calculated as follows:

[stated principal amount x (1 + outperformance return)] + minimum payment at maturity

This payment at maturity per $10 stated principal amount security will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

For buffered outperformance jump securities with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the long return is less than the short return by more than the buffer amount.

  If there is no minimum payment at maturity, for every 1% that the long return is less than the short return by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per $10 stated principal amount security multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per $10 stated principal amount security will be calculated as follows:

stated principal amount + [stated principal amount × (outperformance return + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the share return and the buffer amount will be less than zero, the payment at maturity per $10 stated principal amount security will be less than the stated principal amount and may be equal to, but not less than, zero.

For buffered outperformance jump securities without a minimum payment at maturity, you will lose some or all of your investment at maturity if the long return is less than the short return by more than the buffer amount.

     The “upside payment” is a fixed dollar amount as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, if applicable, the “outperformance return” is calculated as follows:

outperformance return = long return – short return

provided that the outperformance return will not be less than -100%.

     If used to calculate your payment at maturity, the outperformance return will be zero or negative, but will not be less than -100%.

     Unless otherwise specified in the relevant terms supplement, the “long return” is the share return of the Long Shares.

     Unless otherwise specified in the relevant terms supplement, the “short return” is the share return of the Short Shares.

     Unless otherwise specified in the relevant terms supplement, if applicable, the “share return,” with respect to each ETF Share, is calculated as follows:

share return =	final share price – initial share price (or strike value, if applicable) initial share price (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “initial share price” means, with respect to each ETF Share, the closing price of one such ETF Share on the pricing date or such other date as specified in the relevant terms supplement, divided by the applicable adjustment factor, or the arithmetic average of the closing prices of one such ETF Share on each of the initial averaging dates, each divided by the applicable adjustment factor, if so specified in the relevant terms supplement. Notwithstanding the foregoing, if the relevant terms supplement specifies that the initial share price for an ETF Share will be determined based on the arithmetic average of the closing prices of such ETF Share on each of the initial averaging dates specified in the relevant terms supplement and an adjustment to the applicable adjustment factor becomes effective in accordance with “General Terms of Securities — Anti-Dilution Adjustments” (an “adjustment effective date”) after the first initial averaging date but on or prior to the final initial averaging date, the applicable adjustment factor will be so adjusted for the event giving rise to such adjustment effective date only on the initial averaging dates occurring prior to such adjustment effective date. The adjustment factor will continue to be subject to further adjustments in connection with adjustment effective dates occurring after the final initial averaging date as described under “General Terms of Securities — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, “final share price” means, with respect to each ETF Share, the closing price of one such ETF Share on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one such ETF Share on each of the ending averaging dates, if so specified in the relevant terms supplement. Notwithstanding the foregoing, if the relevant terms supplement specifies that the final share price for an ETF Share will be determined based on the arithmetic average of the closing prices of such ETF Share on each of the ending averaging dates and an adjustment to the applicable adjustment factor would have become effective in accordance with “General Terms of Securities — Anti-Dilution Adjustments” after the first ending averaging date but on or prior to the final ending averaging date, then the closing price of such ETF Share on each ending averaging date occurring prior to the effective date of such adjustment to be used to determine the final share price will be deemed to equal such closing price divided by the applicable adjustment factor, as adjusted (assuming that the adjustment factor prior to such adjustment is equal to 1.0). See “General Terms of Securities — Anti-Dilution Adjustments.”

     With respect to an ETF Share, the relevant terms supplement may specify a price for one such ETF Share, other than the initial share price, which we refer to as the “strike value,” to be used to make all calculations or determinations that would otherwise be made using the initial share price including, but not limited to, calculating the share return with respect to such ETF Share. The strike value, if applicable, for any ETF Share will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of one such ETF Share as of a specified date, or (b) a fixed amount determined without regard to the closing price of one such ETF Share as of a particular date, in each case divided by the adjustment factor. For example, the relevant terms supplement may specify that the strike value for an ETF Share will be 95% of the closing price of one such ETF Share on the pricing date, divided by the applicable adjustment factor. The strike value is subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of Securities — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, the adjustment factor, with respect to each ETF Share, is set initially to equal 1.0, subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of Securities — Anti-Dilution Adjustments.”

     In each case, if applicable, the “buffer amount” and the “downside factor” will be a percentage or an amount set forth in the relevant terms supplement.

     The “issue price,” “pricing date,” and “original issue date” will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “closing price” of an ETF Share (or any relevant successor ETF shares (as defined under “General Terms of Securities — Discontinuation of an ETF Share; Alternate Calculation of Closing Price”) or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

  if such ETF Share (or any such successor ETF shares or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price) of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such ETF Share (or any such successor ETF shares or such other security) are listed or admitted to trading;

  if such ETF Share (or any such successor ETF shares or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) (the “OTC Bulletin Board Service”) operated by the Financial Industry Regulatory Authority (the “FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day;

  if such ETF Share (or any such successor ETF shares or such other security) is de-listed, liquidated or otherwise terminated, the closing price calculated pursuant to the alternative methods of calculating the closing price described under “General Terms of Securities — Discontinuation of an ETF Share; Alternate Calculation of Closing Price”; or

  if, because of a market disruption event (as defined under “General Terms of Securities — Market Disruption Events”) or otherwise, the last reported official closing price for such ETF
  Share (or any such successor ETF shares or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for such ETF Share (or any such successor ETF shares or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “General Terms of Securities — Discontinuation of an ETF Share; Alternate Calculation of Closing Price.”

     Unless otherwise specified in the relevant terms supplement, a “trading day” is, with respect to an ETF Share, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for such ETF Share or the relevant successor ETF shares, as applicable, and (ii) the exchanges on which futures or options contracts related to such ETF Share or the relevant successor ETF shares, as applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     The initial averaging dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below. The share valuation date(s), which will be either a single date, which we refer to as the valuation date, or several dates, each of which we refer to as an ending averaging date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below. We refer to initial averaging dates and share valuation dates as “calculation dates.”

      If a calculation date is not a trading day with respect to any ETF Share or there is a market disruption event with respect to any ETF Share on such calculation date (any such day, a “Disrupted Day”), the applicable calculation date will be postponed to the immediately succeeding business day that is not a Disrupted Day for any ETF Share. In no event, however, will any calculation date be postponed more than eight business days following the date originally scheduled to be such calculation date. If the eighth business day following the date originally scheduled to be the applicable calculation date is a Disrupted Day for any ETF Share, (i) the closing price of any ETF Share other than an ETF Share affected by a Disrupted Day on such eighth business day will be the closing price on such eighth business day and (ii) the calculation agent on such eighth business day will determine the closing price for any ETF Share affected by a Disrupted Day on such eighth business day in good faith based on the calculation agent’s assessment of the market value of such Disrupted ETF Share on such eighth business day.

     For example, if January 2, 2012, a calculation date, is a Disrupted Day with respect to the Long Shares but not with respect to the Short Shares, and January 3, 2012 is a Disrupted Day with respect to the Short Shares but not with respect to the Long Shares, the calculation date will be postponed to January 4, 2012 (assuming January 4, 2012 is not a Disrupted Day with respect to any ETF Shares).

     The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final calculation date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final share valuation date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Securities — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in the open market or by private agreement.

RISK FACTORS

     Your investment in the securities will involve certain risks. The securities do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the ETF Shares, the Underlying Indices or any of the securities underlying the ETF Shares or included in the Underlying Indices. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities Generally

The securities do not pay interest or guarantee the return of your investment. If the long return is less than the short return, you may lose some or all of your investment at maturity.

     The securities do not pay interest and may not return any of your investment. The amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. MS-10-A-I, any related fund supplement and the relevant terms supplement. The relevant terms supplement will specify whether the securities have a buffer and/or a strike value.

     For securities without a buffer, you will lose some or all of your investment at maturity if the long return is less than the short return.

     For buffered outperformance jump securities with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the long return is less than the short return by more than the buffer amount.

     For buffered outperformance jump securities without a minimum payment at maturity, you will lose some or all of your investment at maturity if the long return is less than the short return by more than the buffer amount.

Your appreciation potential is fixed and limited.

     If the long return is greater than the short return, the appreciation potential of the securities is limited to the fixed upside payment for each $10 stated principal amount security that you hold, even if the long return is significantly greater than the short return. This appreciation potential will be limited regardless of any outperformance of the Long Shares relative to the Short Shares, which may be significant. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the ETF Shares, the Underlying Indices, any of the securities underlying the ETF Shares or included in the Underlying Indices or contracts relating to the ETF Shares for which there is an active secondary market.

The securities are subject to the credit risk of JPMorgan Chase & Co.

     The securities are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities. Any payment on the securities is subject to the credit risk of JPMorgan Chase & Co.

The return on the securities is based on relative performance.

     You may receive a lower payment at maturity than you could receive by taking directly a long position in the Long Shares or a short position in the Short Shares. Unlike a long position in the Long Shares or a short position in the Short Shares, you may not earn a positive return even if the Long Shares appreciates or the Short Shares depreciates over the term of the securities. You may also not earn a positive return even if both the Long Shares and the Short Shares appreciate or if both the Long Shares and the Short Shares depreciate, if in either case the long return is less than the short return. Your return on the securities is determined by the difference between the performance of the Long Shares and the performance of the Short Shares and thus your payment at maturity is determined by the relative, not the absolute, performance of the ETF Shares. As a result, the absolute performance of each ETF Share is less directly relevant to the return on the securities than in a traditional jump security linked to one or more exchange-traded funds. In order to receive a positive return on the securities, the price of the Long Shares must increase over the term of the securities by a greater percentage than that of the Short Shares, or if both the price of each ETF Share decreases, the price of the Long Shares must decrease by a lower percentage than that of the Short Shares.

Changes in the price of the Long Shares may be negated entirely by changes in the price of the Short Shares.

     Changes in the price of the Long Shares may be negated entirely by a corresponding change in the price of the Short Shares. If the long return strongly correlates with the short return, you may not receive the upside payment and you may lose some of your investment at maturity. For example, a long return of 10% would be completely negated by a short return of 10%, thereby resulting in a payment at maturity of only your principal amount. Conversely, if the long return does not correlate with the short return, your investment will be exposed to any depreciation of the long return relative to the short return. For example, assuming a long return of -15% and a short return of -5%, and assuming there is no buffer, you would lose 10% of your investment at maturity. You may lose some or all of your investment, even if the long return is positive and even if the short return is negative.

You are exposed to the risks associated with price movements of each ETF Share.

     Your return on the securities and your payment at maturity, if any, is not linked to a basket consisting of the ETF Shares. Rather, your payment at maturity will be contingent upon the performance of each individual ETF Share. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed equally to the risks related to each ETF Share. Poor performance by the Long Shares or strong performance by the Short Shares over the term of the securities may negatively affect your payment at maturity and will not be offset or mitigated by the performance of any other asset. Accordingly, your investment is subject to the risks associated with price movements of each ETF Share.

     You cannot predict the future performance of the ETF Shares based on their historical performance. The long return may be less than the short return so that you may not receive any return of your investment.

We or our affiliates may have adverse economic interests to the holders of the securities.

     JPMS and other affiliates of ours trade the securities underlying the ETF Shares or included in the Underlying Indices and other financial instruments related to the ETF Shares, the Underlying Indices and the securities underlying the ETF Shares or included in the Underlying Indices on a regular basis, for their accounts and for other accounts under their management. JPMS and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the ETF Shares or the Underlying Indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the performance of the ETF Shares or value of the Underlying Indices and, accordingly, could affect the value of the securities and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in business with companies the securities of which are underlying the ETF Shares or included in the Underlying Indices, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the ETF Shares or the companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the ETF Shares or the companies the securities of which are underlying the ETF Shares or included in the Underlying Indices. Any prospective purchaser of securities should undertake an independent investigation of each company the securities of which are underlying the ETF Shares or included in the Underlying Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of a security with respect to any matters whatsoever relating to our business with the ETF Shares or the companies the securities of which are underlying the ETF Shares or included in the Underlying Indices or future price movements of the ETF Shares or the securities underlying the ETF Shares or included in the Underlying Indices.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the ETF Shares or the value of the Underlying Indices or the price of the securities underlying the ETF Shares or included in the Underlying Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

     We may hedge our obligations under the securities through certain affiliates or unaffiliated counterparties, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the securities underlying foreign ETF Shares are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the net asset value of those foreign ETF Shares, could affect the closing prices of those foreign ETF Shares and, accordingly, if the securities are linked to those foreign ETF Shares, the value of the securities.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to future currency exchange rate movements and, if the securities are linked to foreign ETF Shares, any prospective purchaser of securities should undertake an independent investigation of the currencies in which securities underlying those foreign ETF Shares are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the securities.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the initial share prices, the strike values, if applicable, the closing price of each ETF Share on each initial averaging date, if applicable, and each share valuation date, the adjustment factors and anti-dilution adjustments, if any, the final share prices, the long return, the short return, the outperformance return and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will determine whether there has been a market disruption event, which exchange-traded fund shares will be substituted for an ETF Share (or successor ETF shares, if applicable) if such ETF Share (or successor ETF shares, if applicable) is de-listed, liquidated or otherwise terminated, whether an Underlying Index (or the underlying index related to the successor ETF shares, if applicable) has been changed in a material respect and whether an ETF Share (or successor ETF shares, if applicable) has been modified so that such ETF Share (or successor ETF shares, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such ETF Share (or successor ETF shares, if applicable) had those modifications not been made. In performing these duties, JPMS may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

Investing in the securities is not equivalent to investing in the ETF Shares or the securities underlying the ETF Shares or included in the Underlying Indices.

     Investing in the securities is not equivalent to investing in the ETF Shares or the securities underlying the ETF Shares or included in the Underlying Indices. As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights with respect to the ETF Shares or the securities underlying the ETF Shares or included in the Underlying Indices.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.

     J.P. Morgan Securities LLC, or JPMS, may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

For buffered outperformance jump securities without a minimum payment at maturity and with a downside factor greater than 1, your investment in the buffered outperformance jump securities may result in a loss on an accelerated basis.

     For buffered outperformance jump securities without a minimum payment at maturity and a downside factor that is greater than 1, if the long return is less than the short return by more than the buffer amount, for every 1% that the long return is less than the short return by more than the buffer amount, you will lose an amount equal to 1% of the principal amount of your buffered outperformance jump securities multiplied by the downside factor, provided that your payment at maturity will not be less than $0.

     For example, if the buffer amount is 10% and the downside factor is 4, you will lose your entire investment at maturity if the long return is less than the short return, by 35% or more.

     Your negative exposure to a decrease in the ETF Shares is magnified by the downside factor. Accordingly, you may lose some or all of your investment in the buffered outperformance jump securities on an accelerated basis when the ETF Shares depreciate, as compared to an investment in a similar security without a downside factor.

The final share price of an ETF Share may be greater or be less than the closing price of such ETF Share at the maturity date of the securities or at other times during the term of the securities.

     Because the final share price of an ETF Share is calculated based on the closing price of such ETF Share on one or more share valuation dates during the term of the securities, the closing price of one ETF Share at the maturity date or at other times during the term of the securities, including dates near the share valuation date(s), could be greater or less than such final share price.

     With respect to the Long Shares, this difference could be particularly large if there is a significant increase in the closing price of the Long Shares after the final share valuation date, if there is a significant decrease in the closing price of the Long Shares around the time of the share valuation date(s) or if there is significant volatility in the closing price of the Long Shares during the term of the securities (especially on dates near the share valuation date(s)). For example, when the share valuation date(s) are near the end of the term of the securities, then if the closing prices of the Long Shares increase or remain relatively constant during the initial term of the securities and then decrease below the initial share price (or strike value, if applicable) of the Long Shares, the final share price of the Long Shares may be significantly less than if it were calculated on a date earlier than the share valuation date(s).

     With respect to the Short Shares, this difference could be particularly large if there is a significant decrease in the closing price of the Short Shares after the final share valuation date, if there is a significant increase in the closing price of the Short Shares around the time of the share valuation date(s) or if there is significant volatility in the closing price of the Short Shares during the term of the securities (especially on dates near the share valuation date(s)). For example, when the share valuation date(s) are near the end of the term of the securities, then if the closing prices of the Short Shares decrease or remain relatively constant during the initial term of the securities and then increase above the initial share price (or strike value, if applicable) of the Short Shares, the final share price of the Short Shares may be significantly greater than if it were calculated on a date earlier than the share valuation date(s).

     Under any of these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the ETF Shares, the equity securities underlying the ETF Shares or included in the Underlying Index or contracts relating to the Underlying Index for which there is an active secondary market.

The initial share price for each ETF Share may be determined after the original issue date of the securities.

     If so specified in the relevant terms supplement, the initial share price for each ETF Share will be determined based on the arithmetic average of the closing prices of such ETF Share on the initial averaging dates specified in the relevant terms supplement. One or more of the initial averaging dates so specified may occur on or following the original issue date of the securities; as a result, the initial share prices for the ETF Shares may not be determined, and you may therefore not know the value of the initial share prices, until after the original issue date. Similarly, the global note certificate representing the securities, which will be deposited with DTC on the original issue date as described under “General Terms of Securities — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the initial share prices. If there are any increases in the closing prices of the Long Shares on the initial averaging dates that occur after the original issue date and such increases result in the initial share price for the Long Shares being greater than the closing price of the Long Shares on the original issue date, this may establish greater values that the Long Shares must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity. Conversely, if there are any decreases in the closing prices of the Short Shares on the initial averaging dates that occur after the original issue date and such decreases result in the initial share price for the Short Shares being less than the closing price of the Short Shares on the original issue date, this may establish lower values that the Short Shares must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The securities are designed to be held to maturity.

     The securities are not designed to be short-term trading instruments. The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the Long Shares have outperformed the Short Shares since the pricing date. The potential returns described in the relevant terms supplement assume that your securities are held to maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the securities. We expect that, generally, the closing prices of the ETF Shares on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the closing prices of the ETF Shares. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

  the performance of the Long Shares as compared to the performance of the Short Shares;

  the expected volatility in the ETF Shares;

  the time to maturity of the securities;

  the dividend rate or the interest rate, as applicable, on the securities underlying the ETF Shares (while not paid to holders of the securities, dividend payments and interest payments, as applicable, on securities underlying the ETF Shares may influence the price of the ETF Shares and the market value of options on the ETF Shares and therefore affect the market value of the securities);

  the occurrence of certain events affecting the ETF Shares that may or may not require an adjustment to the applicable adjustment factor;

  interest and yield rates in the market generally, as well as in the markets of the securities underlying the ETF Shares;

  economic, financial, political, regulatory and judicial events that affect the securities underlying the ETF Shares or stock markets generally, and which may affect the closing price of ETF Shares on any initial averaging date, if applicable, or on any share valuation date;

  for securities linked to ETF Shares holding primarily foreign securities (the “foreign ETF Shares”), the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the securities underlying the ETF Shares are traded, and, if the net asset value of the ETF Shares is calculated in one currency and the securities underlying the ETF Shares are traded in another currency, the correlation between those rates and the price of ETF Shares; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your securities prior to maturity. The effect of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your securities at a substantial discount from the principal amount if the performance of the Long Shares is equal to, less than or not sufficiently greater than the performance of the Short Shares.

     You cannot predict the future performance of the ETF Shares based on their historical performance. The long return may be less than the short return so that you may not receive any return of your investment. For securities without a buffer, if the long return is less than short return, you will lose some or all of your investment at maturity. For buffered outperformance jump securities with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the long return is less than short return by more than the buffer amount. For buffered outperformance jump securities without a minimum payment at maturity, if the long return is less than short return by more than the buffer amount, you will lose some or all of your investment at maturity. There can be no assurance that the long return will be greater than or equal to the short return so that at maturity, you do not lose some or all of your investment.

If the prices of the ETF Shares change, the market value of your securities may not change in the same manner.

     Owning the securities is not the same as owning the ETF Shares. Accordingly, changes in the performance of the ETF Shares may not result in a comparable change in the market value of the securities. If the performance of the Long Shares on any trading day increases above the performance of the Short Shares, the value of the securities may not increase comparably, if at all. It is also possible for the price of the performance of the Long Shares to increase moderately relative to the performance of the Short Shares while the value of the securities declines.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities is likely to adversely affect the value of the securities prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your securities as described in the relevant terms supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

Your return on the securities will not reflect dividends, interest payments or other distributions on the securities underlying the ETF Shares or included in the Underlying Indices.

     Your return on the securities will not reflect the return you would realize if you actually owned the securities underlying the ETF Shares or included in the Underlying Indices and received the dividends, interest payments or other distributions paid on those securities. This is because the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the long return and the short return, which are determined using the applicable final share prices. The final share prices reflect the prices of the securities underlying the ETF Shares on the share valuation date(s) without taking into consideration the value of dividends, interest payments or other distributions paid on those securities.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of an ETF Share on any initial averaqging date, if applicable, or any share valuation date, and conseqeuntly, calculating the share return of each ETF Share and the outperformance return and the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the initial averaging dates, if any, or the share valuation dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Securities —Market Disruption Events.”

The tax consequences of an investment in the securities are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the securities. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the securities described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the securities, the timing and character of income on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. MS-10-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

JPMorgan Chase & Co. employees holding the securities must comply with policies that limit their ability to trade the securities and may affect the value of their securities.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the securities for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the securities, you may not be able to purchase any securities described in the relevant terms supplement from us and your ability to trade or sell any such securities in the secondary market may be limited.

Risks Relating to the ETF Shares

We are currently one of the companies that make up the SPDR® S&P 500® ETF Trust and the S&P 500® Index, but, to our knowledge, unless otherwise specified in any related fund supplement or relevant terms supplement, we are not currently affiliated with any of the issuers of the securities underlying any other ETF Shares or included in any other Underlying Indices.

     We are currently one of the companies that make up the SPDR® S&P 500® ETF Trust and the S&P 500® Index, but, to our knowledge, unless otherwise specified in any related fund supplement or relevant terms supplement, we are not currently affiliated with any of the issuers of the securities underlying any other ETF Shares or included in any other Underlying Indices. As a result, we will have no ability to control the actions of the issuers of such securities, including actions that could affect the value of the other securities underlying the ETF Shares or included in the Underlying Indices or your securities. None of the money you pay us will go to the ETF Shares, any investment adviser for the ETF Shares, the sponsor for the Underlying Indices or any of the issuers of the other securities underlying the ETF Shares or included in the Underlying Indices and none of those issuers will be involved in the offering of the securities in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities.

     In the event we become affiliated with any issuer of the securities underlying the ETF Shares or included in the Underlying Indices, we will have no obligation to consider your interests as a holder of the securities in taking any action with respect to such issuer that might affect the value of your securities.

The policies of the investment advisers for the ETF Shares, and the sponsors of the Underlying Indices, could affect the value and the amount payable on the securities.

     The policies of the investment advisers for the ETF shares concerning the calculation of the ETF Shares’ net asset value, additions, deletions or substitutions of securities underlying the ETF Shares and manner in which changes affecting the Underlying Indices are reflected in the ETF Shares could affect the market prices of the ETF Shares and, therefore, affect the amount payable on the securities at maturity, if any, and the value of the securities before maturity. The amount payable on the securities and its value could also be affected if an investment adviser changes these policies, for example, by changing the manner in which it calculates the ETF Shares’ net asset value, or if an investment adviser discontinues or suspends calculation or publication of the ETF Shares’ net asset value, in which case it may become difficult to determine the value of the securities.

     In addition, the sponsors of the Underlying Indices are responsible for the design and maintenance of the Underlying Indices. The policies of the sponsor concerning the calculation of the Underlying Indices, including decisions regarding the addition, deletion or substitution of the securities included in the Underlying Indices, could affect the value of the Underlying Indices and, consequently, could affect the market prices of the ETF Shares and, therefore, the amount payable on the securities at maturity, and the value of the securities before maturity.

There are risks associated with the ETF Shares.

     The ETF Shares may have a limited operating history. Although the ETF Shares are listed for trading and a number of similar products have been traded on the same and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market.

     In addition, the ETF Shares are subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The performance of the ETF Shares may not correlate with the performance of their respective Underlying Indices.

     Unless otherwise specified in the relevant terms supplement, the ETF Shares use a representative sampling strategy to attempt to track the performance of their Underlying Indices. Pursuant to such representative sampling strategy, the ETF Shares invest in a representative sample of securities that collectively has an investment profile similar to their Underlying Indices; however, an ETF Share may not hold all or substantially all of the securities included in its Underlying Index. Therefore, while the performance of the ETF Shares is linked principally to the performance of their Underlying Indices, their performance is also generally linked in part to assets other than the securities included in their respective Underlying Indices because, unless otherwise specified in the relevant terms supplement, their respective investment adviser generally may invest a portion of the ETF Shares’ assets in securities not included in their respective Underlying Indices and in other assets, including potentially shares of money market funds affiliated with or advised by their respective investment advisor.

     In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of their Underlying Indices. Also, the component securities, if applicable, of the Underlying Shares may be unavailable in the secondary market or due to other extraordinary circumstances. Corporate actions with respect to the sample of securities (such as mergers and spin-offs) also may impact the variance between the ETF Shares and their Underlying Indices. Finally, because the ETF Shares may be traded on the NYSE Arca, Inc. and may be subject to market supply and investor demand, the market value of the ETF Shares may differ from the net asset value per share of the ETF Shares.

     For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of their respective Underlying Indices. Consequently, the return on the securities will not be the same as investing directly in the ETF Shares, the Underlying Indices or any of the securities underlying the ETF Shares or included in the Underlying Indices, and will not be the same as investing in a debt security with a payment at maturity linked to the relative performance of the Underlying Indices.

The anti-dilution protection is limited.

     The calculation agent will make adjustments to the adjustment factor, which will initially be set at 1.0, for certain events affecting the ETF Shares. See “General Terms of Securities — Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

For securities linked to foreign ETF Shares, if the prices of the securities underlying the ETF Shares are not converted into U.S. dollars for purposes of calculating the net asset value of the ETF Shares, the long return and the short return for the securities will not be adjusted for changes in exchange rates that might affect the ETF Shares.

     Because the prices of the securities underlying the ETF Shares are not converted into U.S. dollars for purposes of calculating the net asset value of the ETF Shares and although the securities underlying the ETF Shares are traded in currencies other than U.S. dollars, and the securities, which are linked to the ETF Shares, are denominated in U.S. dollars, the amount payable on the securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the ETF Shares are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the long return or the short return for the securities. The amount we pay in respect of the securities on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Securities — Payment at Maturity.”

For securities linked to foreign ETF Shares, if the prices of the securities underlying the ETF Shares are converted into U.S. dollars for purposes of calculating the net asset value of the ETF Shares, the securities will be subject to currency exchange risk.

     Because the prices of the securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities underlying the ETF Shares trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the securities underlying the ETF Shares denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the net asset value of the ETF Shares will be adversely affected and the payment at maturity of the securities may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For securities linked to foreign ETF Shares, if the prices of the securities underlying the ETF Shares are converted into U.S. dollars for purposes of calculating the net asset value of the ETF Shares, changes in the volatility of exchange rates, and the correlation between those rates and the net asset value of the ETF Shares are likely to affect the market value of the securities.

     The exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the ETF Shares are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security underlying the ETF Shares and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security underlying the ETF Shares is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the ETF Shares refer to the size and frequency of changes in that exchange rate.

     Because the net asset value of the ETF Shares is calculated, in part, by converting the closing prices of the securities underlying the ETF Shares into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated could affect the market value of the securities.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the ETF Shares are denominated and the net asset value of the ETF Shares refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the net asset value of the ETF Shares. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the ETF Shares are denominated and the percentage changes in the net asset value of the ETF Shares could affect the value of the securities.

For securities linked to foreign ETF Shares, an investment in the securities is subject to risks associated with non-U.S. securities markets.

     All or a substantial portion of the securities held by foreign ETF Shares have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for securities linked to foreign ETF Shares composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the performance the ETF Shares. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the closing prices of the ETF Shares based on their historical performance. The long return may be less than the short return so that you may not receive any return of your investment. In addition, we cannot guarantee that the long return will be greater than or equal to the short return.

For securities linked to the iShares® Dow Jones U.S. Real Estate Index Fund, risks associated with the real estate industry will affect the value of the securities.

     The real estate industry is cyclical and has from time to time experienced significant difficulties. The prices of the securities included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones U.S. Real Estate Index Fund and, in turn, the level of the Dow Jones U.S. Real Estate Index and the price of the iShares® Dow Jones U.S. Real Estate Index Fund, as applicable, will be affected by a number of factors that may either offset or magnify each other, including:

  employment levels and job growth;

  the availability of financing for real estate;

  interest rates;

  consumer confidence;

  the availability of suitable undeveloped land;

  federal, state and local laws and regulations concerning the development of land, construction, home and commercial real estate sales, financing and environmental protection; and

  competition among companies that engage in the real estate business.

     The difficulties described above could cause a downturn in the real estate industry generally or regionally and could cause the value of the securities included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones U.S. Real Estate Index Fund and the level of the Dow Jones U.S. Real Estate Index and the price of the iShares® Dow Jones U.S. Real Estate Index Fund, as applicable, to decline or remain flat during the term of the securities.

For securities linked to the iShares® Dow Jones U.S. Real Estate Index Fund, risks associated with Real Estate Investment Trusts will affect the value of the securities.

     The iShares® Dow Jones U.S. Real Estate Index Fund is composed of a variety of real estate related securities including real estate investment trusts (“REITs”). REITs invest primarily in income producing real estate or real estate related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the iShares® Dow Jones U.S. Real Estate Index Fund:

  a decline in the value of real estate properties;

  extended vacancies of properties;

  increases in property and operating taxes;

  increased competition or overbuilding;

  a lack of available mortgage funds or other limits on accessing capital;

  tenant bankruptcies and other credit problems;

  limitation on rents, including decreases in market rates for rents;

  changes in zoning laws and governmental regulations;

  costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems;

  investments in developments that are not completed or that are subject to delays in completion;

  risks associated with borrowing;

  changes in interest rates;

  casualty and condemnation losses; and

  uninsured damages from floods, earthquakes or other natural disasters.

     The factors above may either offset or magnify each other. To the extent that any of these conditions occur, they may negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT, and, consequently, the iShares® Dow Jones U.S. Real Estate Index Fund. In addition, some REITs have relatively small market capitalizations, which can increase the volatility of the market price of securities issued by those REITs. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects. To the extent that such risks increase the volatility of the market price of securities issued by REITs, they may also, consequently, increase the volatility of the iShares® Dow Jones U.S. Real Estate Index Fund.

For securities linked to the iShares® Dow Jones U.S. Real Estate Index Fund, there will be no direct correlation between the value of the securities or the price of the Shares® Dow Jones U.S. Real Estate Index Fund and residential housing prices.

     There is no direct linkage between the price of shares of the iShares® Dow Jones U.S. Real Estate Index Fund and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the securities held by the iShares® Dow Jones U.S. Real Estate Index Fund and consequently the price of shares of the iShares® Dow Jones U.S. Real Estate Index Fund, the price of shares of the iShares® Dow Jones U.S. Real Estate Index Fund and therefore the value of the securities are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

For securities linked to an exchange-traded fund that tracks a bond index or primarily invests in debt securities (a “Bond ETF”), an investment linked to the prices of fixed-income securities is subject to significant risks, including interest rate-related and credit-related risks.

     Investing in the securities linked to a Bond ETF differs significantly from investing directly in bonds to be held to maturity as the value of a Bond ETF changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

     In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying a Bond ETF, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the index that underlies a Bond ETF, which each mandate that each security must have at least three years and six months remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie such index, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of such index. As a result, rising interest rates may cause the value of the bonds underlying a Bond ETF, and a Bond ETF itself, to decline, possibly significantly.

     Interest rates are subject to volatility due to a variety of factors, including:

  sentiment regarding underlying strength in the U.S. economy and global economies;

  expectations regarding the level of price inflation;

  sentiment regarding credit quality in the U.S. and global credit markets;

  central bank policies regarding interest rates; and

  the performance of U.S. and foreign capital markets.

     In addition, the prices of the underlying bonds are significantly influenced by the creditworthiness of the issuers of the bonds. The bonds underlying a Bond ETF may have their credit ratings downgraded, including, if applicable, a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on corporate bonds and, as a result, the prices of the bonds underlying a Bond ETF dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the securities, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of a Bond ETF and the securities.

     A Bond ETF may include U.S. dollar-denominated bonds of foreign corporations. Investing in bonds issued by non-U.S. companies has different risks than investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital. Foreign companies may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

If the securities are linked to shares of an exchange-traded fund not described in this product supplement, a separate fund supplement or the relevant terms supplement may provide additional risk factors relating to such exchange-traded fund.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the securities and the estimated cost of hedging our obligations under the securities. We may have hedged our obligations under the securities through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the price to public of the securities will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit, which in no event will exceed $0.40 per $10 stated principal amount security, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the ETF Shares, the Underlying Indices, the securities underlying the ETF Shares or included in the Underlying Indices, or instruments the value of which is derived from the ETF Shares, the Underlying Indices or the securities underlying the ETF Shares or included in the Underlying Indices. While we cannot predict an outcome, such hedging activities or other hedging or investment activities of ours could potentially increase the price of the Long Shares as well as the initial share price (or strike value, if applicable) of the Long Shares, and, therefore, effectively establish a higher price per share that the Long Shares must achieve for you to obtain a return on your investment or to avoid a loss of principal at maturity. Conversely, such hedging activities or other hedging or investment activities of ours could potentially decrease the price of the Short Shares as well as the initial share price (or strike value, if applicable) of the Short Shares, and, therefore, effectively establish a lower price per share that the Short Shares must achieve for you to obtain a return on your investment or to avoid a loss of principal at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the ETF Shares, the Underlying Indices or the securities underlying the ETF Shares or included in the Underlying Indices, or instruments the value of which is derived from the ETF Shares, the Underlying Indices or the securities underlying the ETF Shares or included in the Underlying Indices. Although we have no reason to believe that any of these activities will have a material impact on the price of the ETF Shares or the value of the securities, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE ISHARES® BARCLAYS 20+ YEAR TREASURY BOND FUND

     We have derived all information regarding the iShares® Barclays 20+ Year Treasury Bond Fund (the “20+ Treasury Fund”) contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment advisor to the 20+ Treasury Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The 20+ Treasury Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TLT.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     The iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the 20+ Treasury Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the 20+ Treasury Fund, please see the prospectus dated July 1, 2010. In addition, information about iShares® Trust and the 20+ Treasury Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any term sheet.

Investment Objective and Strategy

     The 20+ Treasury Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the long-term sector of the United States Treasury market as defined by the Barclays Capital U.S. 20+ Year Treasury Bond Index (the “20+ Treasury Index”).

     BFA uses a “passive” or indexing approach to try to achieve the investment objective of the 20+ Treasury Fund. The 20+ Treasury Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The 20+ Treasury Fund uses a representative sampling indexing strategy (as described below under “— Representative Sampling”) to try to track the 20+ Treasury Index.

     The 20+ Treasury Fund may or may not hold all of the securities in the 20+ Treasury Index. The 20+ Treasury Fund generally invests at least 90% of its assets in the bonds included in the 20+ Treasury Index and at least 95% of its assets in U.S. government bonds. The 20+ Treasury Fund may invest up to 10% of its assets in U.S. government bonds not included in the 20+ Treasury Index, but which BFA believes will help the 20+ Treasury Fund track the 20+ Treasury Index. The 20+ Treasury Fund also may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

     Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the 20+ Treasury Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the 20+ Treasury Index.

Correlation

     The 20+ Treasury Index is a theoretical financial calculation while the 20+ Treasury Fund is an actual investment portfolio. The performance of the 20+ Treasury Fund and the 20+ Treasury Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the portfolio of the 20+ Treasury Fund and that of the 20+ Treasury Index resulting from legal restrictions (such as diversification requirements) that apply to the 20+ Treasury Fund but not to the 20+ Treasury Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the portfolio of the 20+ Treasury Fund and that of the 20+ Treasury Index. BFA expects that, over time, the 20+ Treasury Fund’s tracking error will not exceed 5%. Because the 20+ Treasury Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The 20+ Treasury Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the 20+ Treasury Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

     The holding information for the 20+ Treasury Fund is updated on a daily basis. As of December 15, 2010, 98.38% of the 20+ Treasury Fund’s holdings consisted of bonds, 0.87% consisted of cash and 0.76% was in other assets, including dividends booked but not yet received. The following tables summarize the top 10 holdings of the 20+ Treasury Fund as of such date.

Top 10 Holdings as of November 29, 2010

Security	Percentage of Total Holdings
U.S. Treasury Bonds, 02/15/2040, 4.62%	11.46%
U.S. Treasury Bonds, 05/15/2040, 4.38%	10.99%
U.S. Treasury Bonds, 11/15/2039, 4.38%	10.96%
U.S. Treasury Bonds, 08/15/2040, 3.88%	10.06%
U.S. Treasury Bonds, 08/15/2039, 4.50%	9.85%
U.S. Treasury Bonds, 05/15/2039, 4.25%	8.31%
U.S. Treasury Bonds, 02/15/2036, 4.50%	6.43%
U.S. Treasury Bonds, 02/15/2039, 3.50%	5.40%
U.S. Treasury Bonds, 05/15/2038, 4.50%	5.29%
U.S. Treasury Bonds, 02/15/2031, 5.38%	4.30%

     The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any term sheet.

Disclaimer

     The securities are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Barclays Capital U.S. 20+ Year Treasury Bond Index

     We have derived all information contained in this product supplement regarding the Barclays Capital U.S. 20+ Year Treasury Bond Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Barclays Capital Inc. (“BCI”). We make no representation or warranty as to the accuracy or completeness of such information. The Barclays Capital U.S. 20+ Year Treasury Bond Index is calculated, maintained and published by BCI. BCI is under no obligation to continue to publish, and may discontinue publication of, the Barclays Capital U.S. 20+ Year Treasury Bond Index.

     The Barclays Capital U.S. 20+ Year Treasury Bond Index measures the performance of public obligations of the U.S. Treasury. The Barclays Capital U.S. 20+ Year Treasury Bond Index is market capitalization weighted, includes all publicly issued U.S. Treasury securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. The U.S. Treasury securities included in the Barclays Capital U.S. 20+ Year Treasury Bond Index must have a remaining maturity of greater than 20 years, are rated investment grade (at least Baa3 by Moody’s Investors Service, Inc. or BBB- by Standard and Poor’s Financial Services, LLC) and have $250 million or more of outstanding face value. In addition, the securities must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Certain special issuances, such as flower bonds, targeted investor securities (“TINs”), state and local government series bonds (“SLGs”) and coupon issues that have been stripped from assets already included are excluded from the Barclays Capital U.S. 20+ Year Treasury Bond Index.

THE ISHARES® DOW JONES U.S. REAL ESTATE INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® Dow Jones U.S. Real Estate Index Fund (the “Real Estate Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the Real Estate Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The Real Estate Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IYR.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the Real Estate Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA, and the Real Estate Fund, please see the prospectus dated September 1, 2010. In addition, information about iShares® Trust and the Real Estate Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any term sheet.

Investment Objective and Strategy

     The Real Estate Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S equity market, as measured by the Dow Jones U.S. Real Estate Index (the “Real Estate Index”).

     BFA uses a “passive” or indexing approach to try to achieve the investment objective of the Real Estate Fund. The Real Estate Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The Real Estate Fund uses a representative sampling indexing strategy (as described below under “— Representative Sampling”) to try to track the Real Estate Index.

     The Real Estate Fund may or may not hold all of the securities in the Real Estate Index. The Real Estate Fund generally invests at least 90% of its assets in securities of the Real Estate Index and in depositary receipts representing securities of the Real Estate Index. The Real Estate Fund may invest the remainder of its assets in securities not included in the Real Estate Index, but which BFA believes will help the Real Estate Fund track the Real Estate Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

     Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Real Estate Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Real Estate Index.

Correlation

     The Real Estate Index is a theoretical financial calculation, while the Real Estate Fund is an actual investment portfolio. The performance of the Real Estate Fund and the Real Estate Index may vary due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Real Estate Fund’s portfolio and the Real Estate Index resulting from legal restrictions (such as diversification requirements) that apply to the Real Estate Fund but not to the Real Estate Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of the Real Estate Fund’s portfolio and that of the Real Estate Index. BFA expects that, over time, the Real Estate Fund’s tracking error will not exceed 5%. Because the Real Estate Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The Real Estate Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Real Estate Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     The holding information for the Real Estate Fund is updated on a daily basis. As of December 9, 2010, 99.87% of the Real Estate Fund’s holdings consisted of stock, 0.15% consisted of cash and -0.01% was in other assets, including dividends booked but not yet received. The following tables summarize the Real Estate Fund’s top holdings as of such date.

Top 10 Holdings as of December 9, 2010

Company	Percentage of Total Holdings
Simon Property Group, Inc.	9.11%
Vornado Realty Trust	4.64%
Equity Residential	4.58%
Public Storage	4.41%
Boston Properties, Inc.	3.62%
Host Hotels & Resorts, Inc.	3.52%
Annaly Capital Management, Inc.	3.51%
HCP, Inc.	3.15%
Avalonbay Communities, Inc.	2.97%
Ventas, Inc.	2.44%

     The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any term sheet.

Disclaimer

     The securities are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Dow Jones U.S. Real Estate Index

     We have derived all information contained in this product supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”). We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones U.S. Real Estate Index is calculated, maintained and published by Dow Jones. Dow Jones is under no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index.

          Dow Jones U.S. Real Estate Index Composition and Maintenance

     The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and real estate investment trusts or corporations (“REITs”) or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase or mortgages or mortgage-backed securities. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

     The Dow Jones U.S. Real Estate Index is one of the 19 supersector indices that make up the Dow Jones U.S. Index (formerly known as the Dow Jones U.S. Total Market Index). The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Financials Index, which in turn is a subset of the Dow Jones U.S. Index. The Dow Jones U.S. Index is part of the Dow Jones Global IndexSM family, which is a benchmark family that represents approximately 95% of the float-adjusted market capitalization of countries that are open to foreign investors. The Dow Jones Global IndexSM family represents approximately 50 countries. The Dow Jones U.S. Real Estate Index is a market capitalization weighted index in which only the shares of each company that are readily available to investors — the “float” — are counted.

     Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed dividend shares and securities such as convertible securities, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company's index membership. REITs, LPTs and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten non-trading days during the past quarter are excluded. Stocks in the top 95% of the index universe by float-adjusted market capitalization are selected as components of the Dow Jones U.S. Index, excluding stocks that fall within the bottom 1% of the universe by float-adjusted market capitalization and within the bottom 0.01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate Sector of industry classifications as maintained by the Industry Classification Benchmark (“ICB”).

     The Dow Jones U.S. Real Estate Index is reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of float-adjusted shares outstanding for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced on the second Friday of the third month of each quarter (e.g., March, June, September and December).

     In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate Index. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Real Estate Index on the Dow Jones website at http://www.djindexes.com. Information included in such website is not a part of this product supplement.

          Background on the ICB

     ICB, a joint classification system launched by FTSE Group and Dow Jones Indexes offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies the component stocks into groups of 10 industries, 19 supersectors, 41 sectors and 114 subsectors. The Real Estate Supersector is composed of two Sectors. The Real Estate Investment & Services Sector consists of companies that invest directly or indirectly in real estate through development, investment or ownership and companies that provide services to real estate companies but do not own the properties themselves. This Sector excludes REITs and similar entities. The Real Estate Investment Trusts Sector consists of REITs and similar entities.

THE ISHARES® FTSE/XINHUA CHINA 25 INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® FTSE/Xinhua China 25 Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® FTSE/Xinhua China 25 Index Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the iShares® FTSE/Xinhua China 25 Index Fund. The iShares® FTSE/Xinhua China 25 Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “FXI.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI FTSE/Xinhua China 25 Index Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the iShares® MSCI FTSE/Xinhua China 25 Index Fund, please see the Prospectus, dated December 1, 2009 (as supplemented on February 2, 2010). In addition, information about iShares® and the iShares® MSCI FTSE/Xinhua China 25 Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Investment Objective and Strategy

     The iShares® FTSE/Xinhua China 25 Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of equity securities of large Chinese companies listed on the Hong Kong Stock Exchange, as measured by the FTSE/Xinhua China 25 Index. See “— The FTSE/Xinhua China 25 Index” below for more information about the FTSE/Xinhua China 25 Index. The iShares® FTSE/Xinhua China 25 Index Fund’s investment objective and the FTSE/Xinhua China 25 Index may be changed without shareholder approval.

     As of December 9, 2010, the iShares® FTSE/Xinhua China 25 Index Fund’s three largest holdings were China Mobile Ltd., China Construction Bank — Class H, and CNOOC Ltd., and its three largest sectors were financials, telecommunications and oil & gas.

     The iShares® FTSE/Xinhua China 25 Index Fund uses a representative sampling strategy (as described below under “ — Representative Sampling”) to try to track the FTSE/Xinhua China 25 Index. In addition, the iShares® MSCI FTSE/Xinhua China 25 Index Fund may invest up to 10% of its assets in securities not included in the FTSE/Xinhua China 25 Index but which BFA believes will help the iShares® MSCI FTSE/Xinhua China 25 Index Fund track the FTSE/Xinhua China 25 Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

     The iShares® MSCI FTSE/Xinhua China 25 Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the FTSE/Xinhua China 25 Index, and generally does not hold all of the equity securities included in the FTSE/Xinhua China 25 Index. The iShares® MSCI FTSE/Xinhua China 25 Index Fund invests in a representative sample of securities that collectively has an investment profile similar to the FTSE/Xinhua China 25 Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the FTSE/Xinhua China 25 Index.

Correlation

     The FTSE/Xinhua China 25 Index is a theoretical financial calculation, while the iShares® FTSE/Xinhua China 25 Index Fund is an actual investment portfolio. The performance of the iShares® FTSE/Xinhua China 25 Index Fund and the FTSE/Xinhua China 25 Index may vary due to transaction costs, asset valuations, foreign currency valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® FTSE/Xinhua China 25 Index Fund’s portfolio and the FTSE/Xinhua China 25 Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® FTSE/Xinhua China 25 Index Fund but not to the FTSE/Xinhua China 25 Index or representative sampling. A figure of 100% would indicate perfect correlation. The difference between 100% correlation and the iShares® FTSE/Xinhua China 25 Index Fund’s actual correlation is called “tracking error.” The iShares® FTSE/Xinhua China 25 Index Fund’s use of a representative sampling indexing strategy, can be expected to have a greater tracking error than if the iShares® FTSE/Xinhua China 25 Index Fund used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The iShares® FTSE/Xinhua China 25 Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the FTSE/Xinhua China 25 Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     The following tables summarize the iShares® FTSE/Xinhua China 25 Index Fund’s top holdings in individual companies and by sector as of December 9, 2010.

Top holdings in individual securities as of December 9, 2010

Company	Percentage of Total Holdings
China Mobile Ltd	9.83%
China Construction Bank — Class H	9.52%
CNOOC Ltd	7.97%
Industrial & Commercial Bank of China — Class H	7.77%
China Life Insurance Co., Ltd. — Class H	5.91%
Ping An Insurance (Group) Co. — Class H	4.37%
Bank of China Ltd. — Class H	4.23%
PetroChina Co., Ltd. — Class H	4.16%
China Petroleum & Chemical — Class H	4.02%
China Unicom (Hong Kong) Ltd	4.00%

Top holdings by sector as of December 9, 2010

Sector	Percentage of Total Holdings
Financials	47.73%
Telecommunications	17.65%
Oil & Gas	16.15%
Basic Materials	9.92%
Industrials	6.45%
Consumer Services	1.83%

Sector	Percentage of Total Holdings
S-T Services	0.08%
Other/Undefined	0.20%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Disclaimer

     The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The FTSE/Xinhua China 25 Index

     We have derived all information contained in this product supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited (“FXI”), a joint venture of FTSE International Limited (“FTSE”) and Xinhua Financial Network Limited (“Xinhua”). We make no representation or warranty as to the accuracy or completeness of such information. FTSE/Xinhua China 25 Index is calculated, maintained and published by FXI. FXI has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

     The FTSE/Xinhua China 25 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

     The FTSE/Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars (“HKD”) and currently is based on the 25 largest and most liquid Chinese stocks (called “H” shares and “Red Chip” shares) listed and trading on the Stock Exchange of Hong Kong Ltd. (“SEHK”). “H” shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the SEHK. “Red Chip” shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both “H” shares and “Red Chip” shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People’s Republic of China.

Computation of the Index

     The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

Σ p (n) e (n) s (n) f (n) c (n)
d

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security’s home currency into the index’s base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

     The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

     These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

     Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an “accurate and reliable” price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

     Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent that does not trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than eight of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

     New Issues. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

     The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The Stock Exchange of Hong Kong Ltd.

     Trading on the Stock Exchange of Hong Kong Ltd. (“SEHK”) is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the SEHK, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

     Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the SEHK currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE/Xinhua China 25 Index on the SEHK, the closing level of the FTSE/Xinhua China 25 Index on any such trading day generally will be calculated, published and disseminated by NYSE Amex LLC (the “NYSE Amex”) in the United States shortly before the opening of trading on the NYSE Amex in New York on the same calendar day.

     The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

     An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the securities.

THE ISHARES® MSCI BRAZIL INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Brazil Index Fund, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® MSCI Brazil Index Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the iShares® MSCI Brazil Index Fund. The iShares® MSCI Brazil Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWZ.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Index Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the iShares® MSCI Brazil Index Fund, please see the Prospectus, dated January 1, 2010 (as supplemented on February 2, 2010, September 30, 2010 and October 7, 2010). In addition, information about iShares® and the iShares® MSCI Brazil Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 201-A-I or any terms supplement.

Investment Objective and Strategy

     The iShares® MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund holds equity securities traded primarily in Brazil. The MSCI Brazil Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil.

     As of November 30, 2010, the iShares® MSCI Brazil Index Fund’s three largest equity securities were Petrobras Petroleo Brasileiro SA, Preferred; Cia Vale do Rio Doce, Preferred-Class A and Itau Unibanco Banco Multiplo SA. Its three largest sectors were materials, financials and energy.

     The iShares® MSCI Brazil Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund generally invests at least 95% of its assets in the securities of the MSCI Brazil Index and in depositary receipts representing securities included in the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund will at all times invest at least 80% of its assets in the securities of the MSCI Brazil Index or in depositary receipts representing securities included in the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Brazil Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

     BFA uses a “representative sampling” indexing strategy to manage the iShares® MSCI Brazil Index Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Brazil Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund may or may not hold all of the securities in the MSCI Brazil Index.

Correlation

     The MSCI Brazil Index is a theoretical financial calculation, while the iShares® MSCI Brazil Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Brazil Index Fund and the MSCI Brazil Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® MSCI Brazil Index Fund’s portfolio and the MSCI Brazil Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® MSCI Brazil Index Fund but not to the MSCI Brazil Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index. BFA expects that, over time, the iShares® MSCI Brazil Index Fund’s tracking error will not exceed 5%. The iShares® MSCI Brazil Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The iShares® MSCI Brazil Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Brazil Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of November 30, 2010, 99.36% of the iShares® MSCI Brazil Index Fund’s holdings consisted of equity securities, 0.14% consisted of cash and 0.50% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI Brazil Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of November 30, 2010

Company	Percentage of Total Holdings
Petrobras Petroleo Brasileiro SA, Preferred	10.26%
Cia Vale do Rio Doce, Preferred-Class A	9.75%
Itau Unibanco Banco Multiplo SA	9.22%
Petrobras Petroleo Brasileiro SA	8.18%
Cia Vale do Rio Doce, ADR	7.15%
Banco Bradesco SA, Preferred	5.05%
Cia de Bebidas das Americas, Preferred	3.51%
Itausa-Investimentos Itau, Preferred	3.11%
OGX Petroleo e Gas Participa	2.64%
BM&F Bovespa SA	2.61%

Top holdings by sector as of November 30, 2010

Sector	Percentage of Total Holdings
Materials	25.41%
Financials	24.96%
Energy	21.90%
Consumer Staples	9.14%
Utilities	5.32%
Consumer Discretionary	4.79%
Industrials	3.45%
Telecommunications Services	2.56%
Information Technology	1.71%
S-T Securities	0.14%
Other	0.60%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 201-A-I or any terms supplement.

Disclaimer

     The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE ISHARES® MSCI EAFE INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI EAFE Index Fund (the “EAFE Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EAFE Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the EAFE Fund. The EAFE Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EFA.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the EAFE Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the EAFE Fund, please see the prospectus dated December 1, 2009 (as supplemented on February 2, 2010). In addition, information about iShares® and the EAFE Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The EAFE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. The EAFE Fund holds equity securities traded primarily in certain developed markets. The MSCI EAFE® Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets. For more information about the MSCI EAFE® Index, please see “The MSCI Indices” in this product supplement.

     As of November 30, 2010, the EAFE Fund holdings by country consisted of the following 29 countries: Australia, Austria, Belgium, Bermuda, China, Cyprus, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Jersey, Luxembourg, Macau, Mauritius, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. In addition, as of October 29, 2010, the Fund’s three largest holdings by country were the United Kingdom, Japan and France. As of such date, its three largest equity securities were Nestle SA-REG, HSBC Holdings plc and BHP Billiton LTD plc, and its three largest sectors were financials, industrials and materials.

     The EAFE Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI EAFE® Index. In addition, the EAFE Fund may invest up to 10% of its assets in securities not included in the MSCI EAFE® Index but which BFA believes will help the EAFE Fund track the MSCI EAFE® Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

     The EAFE Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI EAFE® Index, and generally does not hold all of the equity securities included in the MSCI EAFE® Index. The EAFE Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI EAFE® Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE® Index.

Correlation

     The MSCI EAFE® Index is a theoretical financial calculation, while the EAFE Fund is an actual investment portfolio. The performance of the EAFE Fund and the MSCI EAFE® Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EAFE Fund’s portfolio and the MSCI EAFE® Index resulting from legal restrictions (such as diversification requirements) that apply to the EAFE Fund but not to the MSCI EAFE® Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the EAFE Fund’s tracking error will not exceed 5%. The EAFE Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The EAFE Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI EAFE® Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of November 30, 2010, 99.36% of the EAFE Fund’s holdings consisted of equity securities, 0.00% consisted of cash and 0.64% was in other assets, including dividends booked but not yet received. The following tables summarize the EAFE Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of November 30, 2010

Company	Percentage of Total Holdings
Nestle S.A.	1.86%
HSBC Holdings plc	1.72%
BHP Billiton plc	1.34%
Vodafone Group plc	1.29%
BP plc	1.19%
Novartis AG	1.10%
Royal Dutch Shell plc	1.04%
Toyota Motor Corporation	1.04%
Total S.A.	1.00%
GlaxoSmithKline plc	0.96%

Top holdings by sector as of November 30, 2010

Sector	Percentage of Total Holdings
Financials	23.63%
Industrials	12.56%
Materials	10.95%
Consumer Discretionary	10.70%
Consumer Staples	10.18%
Health Care	8.33%
Energy	7.37%
Telecommunication Services	5.63%
Utilities	5.12%
Information Technology	4.85%
Other/Undefined	0.66%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Disclaimer

     The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE ISHARES® MSCI EMERGING MARKETS INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EEM Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the EEM Fund. The EEM Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EEM.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the EEM Fund, please see the prospectus dated January 1, 2010 (as supplemented on January 20, 2010, February 2, 2010, March 19, 2010 and September 27, 2010). In addition, information about iShares® and the EEM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. The EEM Fund holds equity securities traded primarily in the global emerging markets. The MSCI Emerging Markets Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. For more information about the MSCI Emerging Markets Index, please see “The MSCI Indices” in this product supplement.

     As of November 30, 2010, the EEM Fund holdings by country consisted of the following 25 countries: Bermuda, Brazil, Cayman Islands, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Luxembourg, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as October 29, 2010, the EEM Fund’s three largest holdings by country were China, Brazil and South Korea. As of such date, its three largest equity securities were Samsung Electronics Co., Ltd., Petroleo Brasileiro S.A. and China Mobile Ltd. and its three largest sectors were financials, energy and materials.

     The EEM Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Emerging Markets Index. In addition, the EEM Fund may invest up to 10% of its assets in other securities, including securities not in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

     The EEM Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities included in the MSCI Emerging Markets Index. The EEM Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Emerging Markets Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

     The MSCI Emerging Markets Index is a theoretical financial calculation, while the EEM Fund is an actual investment portfolio. The performance of the EEM Fund and the MSCI Emerging Markets Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EEM Fund’s portfolio and the MSCI Emerging Markets Index resulting from legal restrictions (such as diversification requirements) that apply to the EEM Fund but not to the MSCI Emerging Markets Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the EEM Fund’s tracking error will not exceed 5%. The EEM Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The EEM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Emerging Markets Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of November 30, 2010, 99.66% of the EEM Fund’s holdings consisted of equity securities, 0.12% consisted of cash and 0.22% was in other assets, including dividends booked but not yet received. The following tables summarize the EEM Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of November 30, 2010

Company	Percentage of Total Holdings
Samsung Electronics Co., Ltd.	2.23%
China Mobile Limited	1.65%
Petróleo Brasileiro S.A.	1.60%
Vale S.A.	1.57%
OAO “Gazprom”	1.53%
América Móvil SAB De C.V.	1.48%
Taiwan Semiconductor Manufacturing Company Ltd.	1.45%
Itaú Unibanco Holding S.A.	1.41%
HDFC Bank Ltd.	1.32%
Infosys Technologies Limited	1.31%

Top holdings by sector as of November 30, 2010

Sector	Percentage of Total Holdings
Financials	24.73%
Materials	14.06%
Energy	14.00%
Information Technology	12.77%
Telecommunication Services	8.06%
Industrials	7.38%
Consumer Discretionary	6.97%
Consumer Staples	6.89%
Utilities	3.46%
Health Care	0.91%
Other/Undefined	0.77%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Disclaimer

     The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE MSCI INDICES

     We have derived all information contained in this product supplement regarding the MSCI Brazil Index, the MSCI EAFE® Index and the MSCI Emerging Markets Index (together, “the MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI. We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

Transition

     On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices. The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008. The current index calculation methodology used to formulate the MSCI Indices (and which is also used to formulate the indices included in the MSCI Global Index Series) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

The MSCI Brazil Index

     The MSCI Brazil Index is a free float-adjusted, capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization in Brazil. The MSCI Brazil Index consists of stocks traded primarily on the Bolsa de Valores de São Paolo and is nondiversified. The MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.” Component companies must meet objective criteria for inclusion in the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil Index has a base date of December 31, 1987.

The MSCI EAFE® Index

     The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of December 15, 2010, the MSCI EAFE® Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Effective May 2010, Israel has been reclassified as a developed market and has been included in the MSCI EAFE® Index. The MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

     The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of December 15, 2010, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. Effective May 2010, Israel has been reclassified as a developed market and is no longer included in the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Global Investable Market Indices

     MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

     The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

     The “Equity Universe” is the aggregation of all Market Investable Equity Universes. The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

     Defining the Equity Universe

     (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

      (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)	Equity Universe Minimum Float Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading. The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities. The aim of the 12-month and 3-month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developing Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region. Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard (“GICS”). The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Indices

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global and Growth Indices which include:

  Updating the indices on the basis of a fully refreshed Equity Universe.

  Taking buffer rules into consideration for migration of securities across size and style segments.

  Updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed
  Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

  Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

  Reflecting the impact of significant market events on FIFs and updating NOS.

     QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

     The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November. The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. All changes resulting from corporate events are announced prior to their implementation.

     The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

     In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

     In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

     Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

     Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

      Price Index Level

     The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

      Where:

  PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

  IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

  IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

  PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

  IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

      Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityAdjustedMarketCapForLocalt =

      Where:

  SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

  SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

  SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

  IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

  Index Market Capitalization

IndexAdjustedMarketCapUSDt =

IndexAdjustedMarketCapForLocalt =

IndexInitialMarketCapUSDt =

Where:

  IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

     Mergers and Acquisitions

     As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

     Tender Offers

     In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

     In certain cases, securities may be deleted earlier than the last offer day. For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

     If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

     Late Announcements of Completion of Mergers and Acquisitions

     When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

     Conversions of Share Classes

     Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

     Spin-Offs

     On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

     In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

     When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

     Corporate Actions

     Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

     If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

     Share Placements and Offerings

     Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

     Debt-to-Equity Swaps

     In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

     Suspensions and Bankruptcies

     MSCI will remove from the MSCI Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

THE SPDR® S&P 500® ETF TRUST

     We have derived all information contained in this product supplement regarding the SPDR® S&P 500® ETF Trust, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, State Street Bank and Trust Company, as trustee of the SPDR® S&P 500® ETF Trust (“SSBTC”), and PDR Services LLC, as sponsor of the SPDR® S&P 500® ETF Trust (“PDRS”). The SPDR® S&P 500® ETF Trust is a unit investment trust that issues securities called “Trust Units” or “Units.” The SPDR® S&P 500® ETF Trust is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “SPY.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     The SPDR® S&P 500® ETF Trust is an investment company registered under the Investment Company Act of 1940, as amended. Trust Units represent an undivided ownership interest in a portfolio of all, or substantially all, of the common stocks of the S&P 500® Index. Information provided to or filed with the SEC by the SPDR® S&P 500® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the SPDR® S&P 500® ETF Trust, SSBTC and PDRS, please see the prospectus dated January 27, 2010 of the SPDR® S&P 500® ETF Trust. In addition, information about the SPDR® S&P 500® ETF Trust, SSBTC and PDRS may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the SPDR® S&P 500® ETF Trust website at https://www.spdrs.com/product/fund.seam?ticker=SPY. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the SPDR® S&P 500® ETF Trust’s website is not incorporated by reference in, and should not be considered a part of, this product supplement or any term sheet.

Investment Objective and Strategy

     The SPDR® S&P 500® ETF Trust’s objective is to provide investment results that, before expenses, generally correspond to the price and yield performance of the S&P 500® Index. See “— The S&P 500® Index” below for more information about the S&P 500® Index. The Trust holds stocks and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of stocks and cash on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weightings of the stocks held by the SPDR® S&P 500® ETF Trust and the component stocks of the S&P 500® Index, which we refer to as “Index Securities,” SSBTC adjusts the holdings of the SPDR® S&P 500® ETF Trust from time to time to conform to periodic changes in the identity and/or relative weightings of the Index Securities. SSBTC aggregates certain of these adjustments and makes changes to the holdings of the SPDR® S&P 500® ETF Trust at least monthly or more frequently in the case of significant changes to the S&P 500® Index. Any change in the identity or weighting of an Index Security will result in a corresponding adjustment to the prescribed holdings of the SPDR® S&P 500® ETF Trust effective on any day that the New York Stock Exchange (“NYSE”) is open for business following the day on which the change to the S&P 500® Index takes effect after the close of the market.

     The value of Trust Units fluctuates in relation to changes in the value of the holdings of the SPDR® S&P 500® ETF Trust. The market price of each individual Trust Unit may not be identical to the net asset value of such Trust Unit.

     It is possible that the SPDR® S&P 500® ETF Trust may not always fully replicate the performance of the S&P 500® Index due to the unavailability of certain Index Securities in the secondary market or due to other extraordinary circumstances. In addition, the SPDR® S&P 500® ETF Trust is not able to replicate exactly the performance of the S&P 500® Index because the total return generated by the Trust’s portfolio of stocks and cash is reduced by the expenses of the SPDR® S&P 500® ETF Trust and transaction costs incurred in adjusting the actual balance of the SPDR® S&P 500® ETF Trust’s portfolio.

     As of December 16, 2010, the SPDR® S&P 500® ETF Trust’s three largest holdings were Exxon Mobile Corporation, Apple Inc. and Microsoft Corporation, and its three largest sectors were information technology, financials and energy.

Holdings Information

     The following tables summarize the SPDR® S&P 500® ETF Trust’s top holdings in individual companies and by sector as of December 16, 2010.

Top Holdings in Individual Securities as of December 16, 2010

Name	Weight	Shares Held
Exxon Mobil Corporation	3.25%	43,363,760
Apple Inc.	2.60%	7,779,730
Microsoft Corporation	1.88%	64,834,704
General Electric Company	1.68%	91,012,250
The Procter & Gamble Company	1.62%	24,162,808
International Business Machines Corporation	1.61%	10,737,470
Chevron Corporation	1.58%	17,116,052
AT&T Inc.	1.53%	50,299,692
Johnson & Johnson	1.52%	23,447,244
JPMorgan Chase & Co.	1.40%	33,750,736

Top Holdings by Sector as of December 16, 2010

Sector	Percentage of Total Holdings
Information Technology	18.85%
Financials	15.70%
Energy	11.74%
Health Care	11.04%

Industrials	11.03%
Consumer Staples	10.85%
Consumer Discretionary	10.68%
Materials	3.67%
Utilities	3.30%
Telecommunication Services	3.09%

     The information above was compiled from the SPDR® S&P 500® ETF Trust’s website. We make no representation or warranty as to the accuracy of the information above. Information contained in the SPDR® S&P 500® ETF Trust’s website is not incorporated by reference in, and should not be considered a part of, this product supplement.

Disclaimer

     The Securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust, SSBTC or PDRS. None of the SPDR® S&P 500® ETF Trust, SSBTC or PDRS makes any representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. None of the SPDR® S&P 500® ETF Trust, SSBTC or PDRS has any obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

The S&P 500® Index

     We have derived all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

     The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float. Shares held in a trust to allow investors in countries outside the country of domicile (e.g., ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF due to a corporate action or a purchase or sale by an inside holder.	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	= Pre-Event Index Value

New Divisor =	Post-Event Aggregate Market Value Pre-Event Index Value

     A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

OTHER EXCHANGE-TRADED FUNDS

     If the securities are linked to shares of an exchange-traded fund not described in this product supplement or to shares of an exchange-traded fund described in this product supplement that has changed its methodology in any material respect, a separate fund supplement or the relevant terms supplement will provide additional information relating to such exchange-traded fund.

GENERAL TERMS OF SECURITIES

Calculation Agent

     J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the initial share prices, the strike values, if applicable, the closing price of each ETF Share on each initial averaging date, if applicable, and each share valuation date, the adjustment factors and anti-dilution adjustments, if any, the final share prices, the long return, the short return, the outperformance return and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will determine whether there has been a market disruption event, which exchange-traded fund shares will be substituted for an ETF Share (or successor ETF shares, if applicable) if such ETF Share (or successor ETF shares, if applicable) is de-listed, liquidated or otherwise terminated, whether an Underlying Index (or the underlying index related to the successor ETF shares, if applicable) has been changed in a material respect and whether an ETF Share (or successor ETF shares, if applicable) has been modified so that such ETF Share (or successor ETF shares, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such ETF Share (or successor ETF shares, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the initial share prices, the strike values, if applicable, closing prices of the ETF Shares, the final share prices, the long return, the short return and the outperformance return, will be rounded to the nearest one ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., .87645 would be rounded to .8765); all dollar amounts related to determination of the payment per $10 securities at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the closing price of an ETF Share on any initial averaging date, if applicable, or any share valuation date, and consequently, calculating the share return of each ETF Share and the outperformance return or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to an ETF Share (or any successor ETF shares or other security for which a closing price must be determined), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of such ETF Share (or such successor ETF shares or such other security) on the relevant exchange for such shares (or such successor ETF shares or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange;

  a breakdown or failure in the price and trade reporting systems of the relevant exchange for such ETF Share (or such successor ETF shares or such other security) as a result of which the reported trading prices for such ETF Share (or such successor ETF shares or such other security) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such ETF Share (or such successor ETF shares or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market;

  the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20% or more of the value of the Underlying Index (or the underlying index related to the successor ETF shares) on the relevant exchanges for such securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Underlying Index (or the underlying index related to the successor ETF shares) or ETF Shares (or such successor ETF shares or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such applicable exchange or market, in each case as determined by the calculation agent in its sole discretion; and

  in each case, a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

     For the purpose of determining whether a market disruption event with respect to an ETF Share (or the successor ETF shares) exists at any time, if trading in a security included in the relevant Underlying Index (or the underlying index related to the successor ETF shares) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Underlying Index (or such underlying index related to the successor ETF shares) will be based on a comparison of the portion of the level of such Underlying Index (or such underlying index related to the successor ETF shares) attributable to that security relative to the overall level of such Underlying Index (or such underlying index related to the successor ETF shares), in each case immediately before that suspension or limitation.

     For the purpose of determining whether a market disruption event with respect to an ETF Share (or the successor ETF shares or such other security) has occurred:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such ETF Share (or such successor ETF shares or such other security);

  a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on the relevant Underlying Index (or the underlying index related to the successor ETF shares) or ETF Shares (or such successor ETF shares or such other security) by the primary exchange or market trading in such contracts by reason of:

  a price change exceeding limits set by such exchange or market,

  an imbalance of orders relating to such contracts, or

  a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Index (or the underlying index related to the successor ETF shares) or such ETF Share (or such successor ETF shares or such other security); and

  a suspension, absence or material limitation of trading on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Underlying Index (or the underlying index related to the successor ETF shares) or such ETF Share (or such successor ETF shares or such other security) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to an ETF Shares or any successor ETF shares, the primary exchange or market of trading for such ETF Share, or such successor ETF shares, as applicable, or, with respect to the relevant Underlying Index or any underlying index related to such successor ETF shares, as applicable, the primary exchange or market of trading for any security (or any combination thereof) then included in such Underlying Index or any underlying index related to such successor ETF shares, as applicable.

Anti-Dilution Adjustments

     The adjustment factor is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

     No adjustments to the adjustment factor will be required unless the adjustment factor adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the adjustment factor after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the adjustment factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one ETF Share (or the relevant successor ETF shares) on any trading day during the term of the securities.

     With respect to an ETF Share (or the relevant successor ETF shares), anti-dilution adjustments will be calculated as follows:

     Share Splits and Reverse Share Splits

     If an ETF Share (or the successor ETF shares) are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor will be adjusted so that the new adjustment factor will equal the product of:

  the prior adjustment factor, and

  the number of shares that a holder of such ETF Share (or such successor ETF shares) before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

     Share Dividends or Distributions

     If an ETF Share (or the successor ETF shares) is subject to (i) a share dividend, i.e., an issuance of additional ETF Shares (or such successor ETF shares) that is given ratably to all or substantially all holders of such ETF Share (or such successor ETF shares) or (ii) a distribution of ETF Shares (or such successor ETF shares) as a result of the triggering of any provision of the corporate charter of such ETF Share (or such successor ETF shares), then, once the dividend or distribution has become effective and such ETF Share (or such successor ETF shares) are trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of:

  the prior adjustment factor, and

  the number of additional shares issued in the share dividend or distribution with respect to one such ETF Share (or such successor ETF shares).

     Non-Cash Distributions

     If an ETF Share (or the successor ETF shares) distribute shares of capital stock, evidences of indebtedness or other assets or property of such ETF Share (or such successor ETF shares) to all or substantially all holders of such ETF Share (or such successor ETF shares) (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and such ETF Share (or such successor ETF shares) are trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the product of:

  the prior adjustment factor, and

  a fraction, the numerator of which is the Current Market Price of one such ETF Share (or such successor ETF shares) and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of an ETF Share (or the successor ETF shares) means the closing price of such ETF Share (or such successor ETF shares) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the adjustment factor.

     “Ex-dividend date,” with respect to a dividend or other distribution for an ETF Share (or the successor ETF shares), will mean the first trading day on which transactions in such ETF Share (or such successor ETF shares) trade on the relevant exchange without the right to receive that dividend or other distribution.

     The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

     Cash Dividends or Distributions

     If the issuer of an ETF Share (or the successor ETF shares) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of such ETF Share (or such successor ETF shares) during any dividend period during the term of the securities, in an aggregate amount that, together with other such cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the adjustment factor has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and such ETF Share (or such successor ETF shares) are trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor will equal the product of:

  the prior adjustment factor, and

  a fraction, the numerator of which is the Current Market Price of one such ETF Share (or such successor ETF shares) and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share of such ETF Shares (or such successor ETF shares) distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the adjustment factor has not previously been made under this “— Cash Dividends or Distributions” section to holders of such ETF Share in excess of the Dividend Threshold.

     For the avoidance of doubt, the adjustment factor may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold. If the adjustment factor has been previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the ETF Share (or the successor ETF shares) pay cash dividends or makes other distributions during such dividend period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the adjustment factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Such subsequent adjustments to the adjustment factor will only take into account the cash dividends or distributions during such dividend period made since the last adjustment to the adjustment factor because of cash dividends or distributions that exceed the Dividend Threshold.

     The “Dividend Threshold” is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per ETF Share (or such successor ETF shares) plus (y) 10% of the closing price of one such ETF Share (or such successor ETF shares) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     The “dividend period” means any period during the term of the securities for which dividends are paid on a regular and consistent basis to shareholders of an ETF Share (or such successor ETF shares).

     The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to any adjustments to the adjustment factor upon written request by any investor in the securities.

Discontinuation of an ETF Share; Alternate Calculation of Closing Price

     If an ETF Share (or the successor ETF shares (as defined herein)) are de-listed from the relevant exchange for such ETF Share (or such successor ETF shares), liquidated or otherwise terminated, the calculation agent will substitute the shares of another exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued ETF Share (or such successor ETF shares) (such substitute ETF shares being referred to herein as the “successor ETF shares”). If an ETF Share (or the successor ETF shares) are de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor ETF shares are available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one such ETF Share by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such ETF Share. If successor ETF shares are selected or the calculation agent calculates the closing prices by a computation methodology that the calculation determines will as closely as reasonably possible replicate an ETF Share, those successor ETF shares or that closing price will be substituted for such ETF Shares (or such successor ETF shares) for all purposes of the securities.

     Upon any selection by the calculation agent of the successor ETF shares, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

     If at any time, the underlying index related to an ETF Share (or the underlying index related to the successor ETF shares) is changed in a material respect, or an ETF Share or the successor ETF shares in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of such ETF Share (or such successor ETF shares) had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing price of one such ETF Share or such successor ETF Shares, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of one underlying share of an exchange-traded fund comparable to such ETF Share (or such successor ETF shares) as if those changes or modifications had not been made, and calculate the closing price with reference to such ETF Share (or such successor ETF shares), as adjusted. The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

     The calculation agent will be solely responsible for the method of calculating the closing price of an ETF Share (or any successor ETF shares) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to the method of calculating the closing price of an ETF Share upon written request by any investor in the securities.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per securities upon any acceleration of the securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per securities as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the final share valuation date. If the securities have more than one share valuation date, then, for each share valuation date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of share valuation dates in excess of one) will be the corresponding share valuation dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the securities, unless otherwise specified in the relevant terms supplement.

Listing

     The securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the securities. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the securities. This summary applies to you if you are an initial holder of a security purchasing the security at its issue price for cash and if you hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a security who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a security as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a security;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the securities), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Securities

     The tax consequences of an investment in the securities are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS regarding the securities.

     We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the securities at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the securities as “open transactions” for U.S. federal income tax purposes. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the characterization of the securities will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the securities for U.S. federal income tax purposes as “open transactions.” While other characterizations of the securities could be asserted by the IRS, as discussed below, the following discussion assumes that the securities are treated for U.S. federal income tax purposes as “open transactions” with respect to the ETF Shares and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Securities

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale, exchange or redemption as described below.

     Sale, Exchange or Redemption of a Security. Upon a sale or exchange of a security (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the security, which should equal the amount you paid to acquire the security. This gain or loss should be long-term capital gain or loss if you have held the security for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

   Possible Alternative Tax Treatments of an Investment in the Securities

     Due to the absence of authorities that directly address the proper characterization of the securities and because we are not requesting a ruling from the IRS with respect to the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the securities described above. If the IRS were successful in asserting an alternative characterization or treatment of the securities, the timing and character of income on the securities could differ materially and adversely from our description herein. For example, the IRS might treat the securities as debt instruments issued by us, in which event the taxation of the securities would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the securities from issue to maturity (including the last possible date that the securities could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your securities at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the securities, in each year that you hold your securities (even though you will not receive any cash with respect to the securities prior to maturity) and any income recognized upon a sale or exchange of your securities (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the securities might also require you to include amounts in income during the term of your securities and/or might treat all or a portion of the gain or loss on the sale or exchange of your securities (including redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your securities. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a security (including redemption at maturity).

     If you are a Non-U.S. Holder of a security and if the characterization of the securities as “open transactions” is respected, any income or gain from the security should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities” is the degree, if any, to which income with respect to instruments described therein, such as the securities, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect.

     If the securities were recharacterized as indebtedness, any income or gain from a security nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the securities is unclear, payments made to you with respect to a security may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a security is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

     Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a security.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), each Agent participating in an offering of securities, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMS will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the securities will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligation under the securities. The underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the securities, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, JPMS may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. JPMS must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement no. MS-10-A-I, any related fund supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement no. MS-10-A-I, any related fund supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the original issue date for the securities will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. Neither this product supplement no. MS-10-A-I nor any related fund supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. MS-10-A-I nor any related fund supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. MS-10-A-I, any related fund supplement and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The securities have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The securities have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the securities, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any securities.

Bermuda

     This product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the securities pursuant to this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The securities have not been and will not be registered with the “Comissão de Valores Mobiliários” – the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the securities may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The securities are not being offered into Brazil. Documents relating to an offering of the securities, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.

British Virgin Islands

     The securities may not be offered in the British Virgin Islands unless we or the person offering the securities on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The securities may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the securities offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement. The securities have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the securities have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the securities have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the securities, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The securities will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the securities;

(ii)	to agree that it will only resell the securities in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the securities are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the securities; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of securities as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The securities have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the securities shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the securities are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the securities must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the securities should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the securities at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the securities; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the securities.

El Salvador

     The securities may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the securities to indeterminate individuals, nor will it make known this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the securities has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of securities in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The securities may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the securities, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any securities which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The securities have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The securities may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any securities which are the subject of the offering and placement contemplated by this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such securities to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the securities for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of securities; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any securities means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire securities, or inviting persons to make an offer in respect of such securities;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The securities have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The securities do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The securities have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 –Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the securities shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. MS-10-A-I, any related fund supplement nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. MS-10-A-I, any related fund supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The securities have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the securities on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. MS-10-A-I, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The securities do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the securities nor holders of the securities benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of securities in Uruguay constitutes a private offering and each Agent has agreed that the securities and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The securities comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the securities shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the securities may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

     Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The securities are contractual financial instruments. The financial exposure provided by the securities is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser, holder or purchaser or holder’s fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder's investment in the securities, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the securities;

(ii)	we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests are adverse to the interests of any purchaser or holder; and

(v)	neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.